     UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549

     FORM 8-K

     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of
     the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2008

      Congaree Bancshares, Inc.
     (Exact name of registrant
     as specified in its charter)

South Carolina	333-131931	20-3863936
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

3618 Sunset Boulevard, West Columbia, South Carolina	29169
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (803) 461-0165

Not Applicable
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 15, 2008, Congaree Bancshares, Inc., the bank holding company for Congaree State Bank, issued a letter to its shareholders announcing its financial results for the year ended December 31, 2007. The letter included disclosure that Congaree’s total assets increased from $22,180,000 as of December 31, 2006, to $76,984,000 as of December 31, 2007.

Certain statements in the attached document contain "forward-looking statements,” such as statements relating to future plans and expectations. Such forward-looking statements are subject to risks and uncertainties, such as a downturn in the economy, greater than expected non-interest expenses or excessive loan losses, which could cause actual results to differ materially from future plans and expectations expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause such differences, please see our filings with the SEC.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

A copy of the communication to shareholders is attached hereto as Exhibit 99.1.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

             (d )      Exhibits.

            The following exhibit is filed as part of this report:

Exhibit

Number           Description

99.1                 Letter to Shareholders dated February 15, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

By: /s/ F. Harvin Ray, Jr.
Name: F. Harvin Ray, Jr.
Title: Chief Executive Officer

Dated: February 15, 2008

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